Exhibit 10.1

TRADEMARK ASSIGNMENT

TRADEMARK ASSIGNMENT ("Assignment"), dated as of dated as of October 4, 2007, by and among LED HOLDINGS, LLC, a Delaware limited liability company ("Assignor"), and LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation ("Assignee," and together with LED collectively the "Parties").

W I T N E S S E T H:

WHEREAS, Assignor and Assignee entered into a Exchange and Contribution Agreement (the "Exchange and Contribution Agreement") dated as of October 4, 2007, by and among the Parties, pursuant to which Assignor agreed to contribute certain of its assets and properties to Assignee in exchange for shares of capital stock of Assignee; and

WHEREAS, pursuant to the terms and conditions set forth in the Exchange and Contribution Agreement, Assignor has agreed to assign to Assignee all of its right, title and interest in, to and under those trademarks, service marks, trade dress, protectable product configurations, collective marks, slogans, trade names and the like and all goodwill associated with the foregoing, including without limitation the registered U.S. trademarks as set forth on the attached Schedule 1 and all common law and foreign rights in marks acquired through use, promotion, or otherwise (collectively referred to in this Assignment as the "Marks").

ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION as recited in the Exchange and Contribution Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably assigns to Assignee and its successors and assigns all of Assignor's right, title and interest in and to the Marks together with the goodwill of the business in connection with which the Marks are used, and all registrations and trademark applications therefor, in the United States, its territories and possessions and throughout the world as well as renewals and extensions of the registrations that are or may be secured under the laws of the United States, its territories and possessions and throughout the world, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by the Assignor if this Agreement had not been made, together with all income, royalties, damages or payments due or payable as of the date hereof or thereafter, including without limitation, all claims for damages by reason of past, present or further infringement or other unauthorized use of the Marks, with the right to sue for damages, and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States of America, or with respect to any foreign trademarks or service marks or applications or registrations for such marks the foreign equivalent as the case may be, to record Assignee as owner of the Marks and to issue any and all registrations, including renewals thereof, to Assignee, its successors, assigns, nominees or other legal representatives. Assignor hereby represents and covenants that it has the full right to convey the entire interest herein assigned, and that it has not executed and will not execute any agreement in conflict with this Assignment.

FURTHER ASSURANCES

Assignor shall provide to Assignee, its successors, assigns or other legal representatives, full cooperation and assistance to fully secure the Marks to the Assignee, its successors, assigns and legal representatives, at Assignee's request and expense, including (i) the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required, (ii) the preparation and prosecution of any application for registration or any application for renewal of a registration covering any of the Marks, (iii) the prosecution or defense of any oppositions, infringement suits or other proceedings that may arise in connection with any of the Marks, including but not limited to, testifying as to any facts relating to the Marks assigned herein and this Assignment, (iv) obtaining any additional trademark protection for any of the Marks that Assignee may deem appropriate that may be secured under the laws now or hereafter in effect in the United States or throughout the world, and (v) in the implementation or perfection of this Assignment.

Assignor hereby constitutes and appoints Assignee the true and lawful attorney or attorneys of Assignor with full power of substitution, in the name of the Assignee or in the name of the Assignor, but by and on behalf and for the sole benefit of Assignee, to do all such acts and things and execute any instruments in relation thereto as Assignee shall deem advisable in order to assert ownership, receive, collect, or assert or enforce any right, title, benefit or interest of any kind in or to any of the Marks. Assignor agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Assignor.

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2

IN WITNESS WHEREOF, the Assignor has executed this Assignment the day and year first above written.

LED HOLDINGS, LLC

By: __________________________
Name:
Title:

STATE OF ________________)

:

COUNTY OF ______________)

On this ____ day of _____________ 2007 there appeared before me ____________ _____________ personally known to me, who acknowledged that he signed the foregoing Assignment, as the _________________ of _______________, as his voluntary act and deed

______________________________

Notary Public

My Commission Expires: _________

[SIGNATURE PAGE TO TRADEMARK ASSIGNMENT]

ACCEPTED:

LIGHTING SCIENCE GROUP CORPORATION

By: _________________________________
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK ASSIGNMENT]

Schedule 1

Marks:
TRADEMARKS	REG. NOS.	REG. DATE
L.E.D. EFFECTS and Design	3,111,843	July 4, 2006
L.E.D. EFFECTS	3,148,072	September 26, 2006
LED EFFECTS	3,148,020	September 26, 2006
L.E.D. EFFECTS	3,111,750	July 4, 2006